As filed with the Securities and Exchange Commission on June 5, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BANKATLANTIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	65-0507804

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 West Cypress Creek Road Fort Lauderdale, Florida	33309

(Address of Principal Executive Offices)	(Zip Code)
BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan
(Full title of the plan)
Alan B. Levan
Chairman and Chief Executive Officer
BankAtlantic Bancorp, Inc.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(Name and address of agent for service)
(954) 940-5000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed
Title of	Amount to be	offering price	maximum aggregate	Amount of
securities to be registered	registered(1)	per share(2)	offering price(2)	registration fee(2)
Class A Common Stock, par value $0.01 per share	8,175,000	$3.58	$29,266,500	$1,633

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Class A Common Stock which may become issuable under the BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on May 29, 2009.

Part II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

Explanatory Note
     On May 19, 2009, the shareholders of BankAtlantic Bancorp, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2005 Restricted Stock and Option Plan (the “Plan”) to, among other things, increase the maximum number of shares of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), available for grant under the Plan from 1,200,000 shares to 9,375,000 shares. The Company is filing this Registration Statement to register the additional 8,175,000 shares of Class A Common Stock available for grant under the Plan as a result of the Amendment.
     The additional 8,175,000 shares of Class A Common Stock registered hereunder are of the same class as those securities registered by the Company under its Registration Statement on Form S-8 which was filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2005 (Registration No. 333-127501) (the “Earlier Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by the Company with the Commission are incorporated herein by reference:
(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 16, 2009.

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the Commission on May 11, 2009.

(3)	The Company’s Current Report on Form 8-K, filed with the Commission on February 23, 2009.

(4)	The Company’s Current Report on Form 8-K, filed with the Commission on May 19, 2009.

(5)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2009, that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(6)	The description of the Company’s Class A Common Stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on June 25, 1997.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
     The following exhibits are filed herewith:

Exhibit
Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature pages to this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on June 5, 2009.

BANKATLANTIC BANCORP, INC.
By:	/s/ Alan B. Levan
Alan B. Levan,
Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Alan B. Levan and John E. Abdo, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alan B. Levan Alan B. Levan	Chairman and Chief Executive Officer	June 5, 2009

/s/ John E. Abdo John E. Abdo	Vice Chairman	June 5, 2009

/s/ Valerie C. Toalson Valerie C. Toalson	Executive Vice President and Chief Financial Officer	June 5, 2009

/s/ D. Keith Cobb	Director	June 5, 2009
D. Keith Cobb

/s/ Steven M. Coldren	Director	June 5, 2009
Steven M. Coldren

SIGNATURE	TITLE	DATE

/s/ Mary E. Ginestra	Director	June 5, 2009
Mary E. Ginestra

/s/ Bruno L. Di Giulian	Director	June 5, 2009
Bruno L. Di Giulian

/s/ Charlie C. Winningham, II	Director	June 5, 2009
Charlie C. Winningham, II

/s/ Jarett S. Levan	Director	June 5, 2009
Jarett S. Levan

/s/ Willis N. Holcombe	Director	June 5, 2009
Willis N. Holcombe

/s/ David A. Lieberman	Director	June 5, 2009
David A. Lieberman

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature pages to this Registration Statement)